UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

QUANTA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	81-2749032
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3606 W Magnolia Blvd, Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Quanta, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on March 27, 2017, as amended, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger and Reorganization among Freight Solution, Inc., Bioanomaly, Inc. and Quanta Acquisition Corp. (as filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed on June 6, 2018)
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws (as filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed on March 27, 2017)
4.1	Specimen Stock Certificate
4.2	Form of Subscription Agreement (as filed as Exhibit 4.1 to the Current Report on Form 8-K filed on June 6, 2018)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUANTA, INC.

Date: February 5, 2019	By:	/s/ Eric Rice
	Name:	Eric Rice
	Title:	Chief Executive Officer